UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2025

MEI Pharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41827	51-0407811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd., Suite 150
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 369-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, MEI Pharma, Inc. (the “Company”) and Justin J. File, Acting Chief Executive Officer, Chief Financial Officer and Secretary of the Company, entered into an amendment and restatement (the Amended and Restated File Employment Agreement) of the employment agreement between Mr. File and the Company, dated June 12, 2023, as amended, which was previously filed with the Securities and Exchange Commission as Exhibit 10.17 of the Company’s Annual Report on Form 10-K, filed with the SEC on June 29, 2023. The Amended and Restated File Employment Agreement confirms the terms of Mr. File’s current employment with the Company. The terms of the Amended and Restated File Employment Agreement are discussed below in this Current Report on Form 8-K.

Approval of Amended and Restated Justin J. File Employment Agreement

The Amended and Restated File Employment Agreement provides for (i) a base salary of $550,000, effective as of August 1, 2024, (ii) a target annual bonus opportunity of 50% base salary, effective for the fiscal year ending June 30, 2025, (iii) continued eligibility to participate in the Company’s retirement and other benefit plans, and (iv) continued eligibility to receive equity awards on similar terms as other senior executives of the Company under the Company’s equity compensation plan. The term of the Amended and Restated File Employment Agreement is from the date of the agreement through September 30, 2025, unless terminated earlier by the Company or Mr. File.

Pursuant to the Amended and Restated File Employment Agreement, Mr. File is eligible to receive a retention bonus equal to $412,500 (the “Retention Bonus”) if certain conditions are met. The Retention Bonus will be payable as a lump sum payment within 30 days of the Retention Date (defined below), provided that through the Retention Date, Mr. File (i) remains actively employed by the Company in good standing and has not provided notice of his resignation from the Company, (ii) continues to perform his regular job duties and other duties specifically assigned to him by the Board, and (iii) continues to comply with the Company’s policies and agreements ((i)–(iii), collectively, the “Retention Criteria”). The “Retention Date” means the first to occur of (i) the closing date of a change in control, (ii) the date of Mr. File’s termination of employment by the Company without cause, termination for good reason, or termination due to death or disability, (iii) the date that is 30 days after the date on which the Board of the Company approves the dissolution, wind down, liquidation or other winding-up of the Company, or (iv) September 30, 2025.

In addition, Mr. File is eligible to receive a success fee (the “Success Fee”) equal to 10% of the Company’s net absolute cash retention as compared to the Company’s forecasted cash usage, measured as of the first to occur of (i) March 31, 2025, (ii) the closing date of a change in control, or (iii) the date on which the Board approves the dissolution, wind down, liquidation or other winding-up of the Company. The Board may adjust the metrics applicable to the Success Fee in the Board’s sole discretion based on events or initiatives that the Board determines make an adjustment appropriate. The Success Fee will be paid in a lump sum cash payment within 30 days of March 31, 2025, provided that through March 31, 2025, Mr. File satisfies the Retention Criteria described above. If Mr. File’s employment is terminated prior to March 31, 2025 as a termination without cause, termination for good reason, or as a result of death or disability, provided that Mr. File meets the Retention Criteria through his date of termination and executes an effective release of claims in favor of the Company, he will be paid the Success Fee within 30 days after March 31, 2025.

Under the Amended and Restated File Employment Agreement, if Mr. File’s employment is terminated by the Company other than for cause or Mr. File resigns for good reason, Mr. File will be eligible to receive the following severance benefits:

•
A lump sum payment equal to 12 months of his base salary.
•
A lump sum payment equal to $70,669.
•
If the termination date is prior to June 30, 2025, a lump sum payment of a pro-rata target annual bonus for the year of termination.
•
Accelerated vesting of a portion of Mr. File’s outstanding stock options equal to the number of options that would have vested if he had continued to be employed by the Company for 12 months following termination.
•
A lump sum payment of the Retention Bonus.
•
A lump sum payment of the Success Fee.

Payment of the severance benefits (other than the pro-rata annual bonus and the Retention Bonus) will be conditioned upon Mr. File’s execution of an effective release of claims. The Amended and Restated Employment Agreement also provides that if the Company terminates Mr. File’s employment without cause in the three month period prior to a change in control at the request of the other party to the change in control transaction, or if upon or within two years following a change in control, Mr. File’s employment is terminated by the Company without cause or Mr. File resigns for good reason, then Mr. File’s outstanding stock options will fully vest and become exercisable as of his termination date, provided that he signs an effective release of claims.

In the event that Mr. File’s employment is terminated due to his death or disability, Mr. File will be eligible to receive the severance benefits described above, the payment of which (other than the pro-rata annual bonus and the Retention Bonus) is subject to Mr. File signing an effective release of claims.

Mr. File has executed an Employee Proprietary Information and Inventions Agreement, dated June 9, 2023, as amended from time to time (the “Proprietary Information Agreement”), which will continue in effect, except that consistent with applicable law, the Amended and Restated Employment Agreement provides that the provision of the Proprietary Information Agreement prohibiting certain post-termination inducement of employment of Company employees will not be in effect.

The foregoing summary of the Amended and Restated File Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated File Employment Agreement. The full text of the Amended and Restated File Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between the Company and Justin J. File, dated March 3, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

Date:	March 3, 2025	By:	/s/ Justin J. File
Name: Justin J. File Title: Acting Chief Executive Officer, Chief Financial Officer and Secretary